UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 30, 2019
(Date of earliest event reported)
Commission file number 001-36440

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 30, 2019, the Company announced that, effective as of January 1, 2020, Michael C. Greiner has been appointed as Senior Vice President and Chief Financial Officer of the Company.
Mr. Greiner, age 47, brings to Avanos more than 20 years of experience in corporate finance, accounting, treasury, and M&A strategy development and execution. He most recently served as executive vice president and CFO for AngioDynamics, Inc., a publicly listed medical device company (NASDAQ: ANGO), where he played an integral role in transforming and optimizing its product portfolio through both internal development and M&A. Prior to that, Mr. Greiner was the CFO at Extreme Reach, Inc., a cloud-based enterprise platform for brand advertising, responsible for all finance and human resource operations. Earlier in his career, Mr. Greiner held several senior executive roles, including senior vice president corporate finance and chief accounting officer at Cimpress N.V. (formerly known as Vistaprint N.V.), global controller for GE’s Water and Processing Technologies division, as well as leadership roles at Bausch & Lomb and Wyeth.
Mr. Greiner was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related-person transactions between the Company and Mr. Greiner reportable under Item 404(a) of Regulation S-K.
In connection with Mr. Greiner’s appointment as Senior Vice President and Chief Financial Officer, the Compensation Committee of the Board has approved a compensation package for him, which is attached to this Form 8-K as Exhibit 10.1. Among other things, it provides that he will have a starting salary of $480,000 per year, be entitled to participate in our Management Achievement Award Plan with a bonus incentive target of 70% of his base pay earned during the year, and will be eligible for annual long-term incentive grants under our Equity Participation Plan (“EPP”). For 2020, Mr. Greiner’s target award value under the EPP is $1,000,000. Mr. Greiner will also be granted a one-time sign-on cash award of $40,000, payable within 90 days of his start date, and a one-time sign-on time-based restricted share unit award of $500,000, which units will vest after a three-year period. Further details about Mr. Greiner’s compensation package, including his eligibility to participate in our Executive Level Relocation Program, Severance Plan, and Executive Severance Plan, can be found in Exhibit 10.1, and the description above is qualified in its entirety by reference to the terms of the compensation package set forth on Exhibit 10.1. Details about our compensation plans can be found in our 2019 proxy statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Offer Letter dated December 12, 2019
99.1	Press Release issued by Avanos Medical, Inc. on December 30, 2019
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	December 30, 2019	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary